                                                                   Exhibit 10(a)













                                 FIRST AMENDMENT

                                       TO

                         REVOLVING CREDIT LOAN AGREEMENT

                          Dated as of December 22, 1997


                                 By and Between


                               AUTOCAM CORPORATION


                                       and


                                  COMERICA BANK



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               FIRST AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT


     THIS FIRST AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT (thereinafter referred to as the "First Amendment"), made and delivered as of the 22nd day of December, 1997, by and between AUTOCAM CORPORATION, a Michigan corporation (the "Borrower"), whose address is 4070 East Paris, S.E., Kentwood, Michigan 49512, and COMERICA BANK, a Michigan banking corporation, whose address is 1000 Campau Square Plaza Building, 99 Monroe, N.W., Grand Rapids, Michigan (hereinafter referred to as the "Bank").

     WHEREAS, the Bank and the Borrower entered into a certain Revolving Credit Loan Agreement dated as of June 27, 1997 (the "Agreement"); and

     WHEREAS, the Borrower has entered into an agreement to purchase fifty-one percent (51%) of the stock of Qualipart/Target, a Brazilian corporation ("Q/T") (the "Stock Purchase"); and

     WHEREAS, the Bank has agreed to provide Borrower with a term loan in the amount of up to Five Million Two Hundred Thousand Dollars ($5,200,000) (the "Q/T" Term Loan") to finance the Stock Purchase; and

     WHEREAS, Borrower has entered into a loan agreement with the Michigan Strategic Fund (the "Issuer") to borrow Nine Million Dollars ($9,000,000) to finance the acquisition, construction and equipping of a manufacturing facility in Marshall, Michigan (the "Project"), pursuant to a Loan Agreement dated as of December 1, 1997 (the "Loan Agreement"); and

     WHEREAS, the Issuer is issuing its Variable Rate Demand Limited Obligation Revenue Bonds, Series 1997 (Autocam Corporation Project) (the "Bonds") pursuant to a Trust Indenture dated as of December 1, 1997 (the "Indenture"), between the Issuer and Norwest Bank Wisconsin, N.A. (the "Trustee"); and

     WHEREAS, to induce the Bond Purchasers to purchase the Bonds and as security for the payment of the Bonds, the Bank has agreed to issue its irrevocable Letter of Credit in the initial stated amount of $9,138,082.19 (the "Letter of Credit") in favor of the Trustee pursuant to a Reimbursement Agreement dated as of December 1, 1997 (the "Reimbursement Agreement"); and

     WHEREAS, the Borrower and the Bank agree to amend the Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and subject to the conditions hereinafter set forth, Borrower and the Bank hereby agree as follows:

                                    ARTICLE 1
                             AMENDMENTS TO AGREEMENT

     1.1 The definitions of "Commitments," "Funded Debt Leverage Ratio," "Loan," "Maturity Date," "Notes" and "Revolving Credit Commitment Amount" as stated in
Section 1.1 of the Agreement are deleted in their entirety and the following substituted therefor:

     "Commitments" shall mean the Bank's commitments to make loans as set forth herein. For purposes of this Agreement, Commitments may be classified as Revolving Credit Commitments, Term Loan Commitments, Equipment Loan Commitments or Q/T Term Loan Commitments.

     "Funded Debt Leverage Ratio" shall mean the ratio of: (a) the Company's Funded Debt, less (b) the sum of (i) cash plus (ii) marketable securities held by the Company; to the Company's EBITDA. For purposes of this Agreement, the Funded Debt Leverage Ratio shall be calculated at the end of each quarter of the Company's fiscal year commencing December 31, 1997, using the previous four (4) quarters.


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     "Loan" shall mean the Revolving Credit Loan, the Term Loan, the Equipment
Loan, any Equipment Term Loan, and the Q/T Term Loan. Subject to the terms and conditions contained herein, such Loans may also be designated as a Prime Rate Loan, a Eurodollar Rate Loan or a Quoted Rate Loan, which are referred to herein as "types" of Loans.

     "Maturity Date" shall mean the earlier to occur of the date on which any Loan is accelerated pursuant to Section 9.2 or (i) with respect to the Term Loan, October 1, 2003; (ii) with respect to any Equipment Term Loan, the date that is not more than six (6) years after the first Equipment Loan relating to such Equipment Term Loan was made; and (iii) with respect to the Q/T Term Loan, January 1, 2003.

     "Notes" shall mean the Revolving Credit Note, the Term Note, the Equipment Note, any Equipment Term Note and the Q/T Term Note; and "Note" shall mean any one of them.

     "Revolving Credit Commitment Amount" shall mean, as of any applicable date of determination, Thirteen Million Five Hundred Thousand Dollars ($13,500,000) (or such lesser amount to which the Revolving Credit Commitment Amount may be reduced by the Borrower from time to time under Section 2.6.1 of this Agreement). Within the Revolving Credit Commitment Amount, Twelve Million Dollars ($12,000,000) is available to the Company for general corporate purposes and One Million Five Hundred Thousand Dollars ($1,500,000) is reserved exclusively to facilitate foreign exchange transactions. Within the Twelve Million Dollars ($12,000,000) (less the amount of the Bond Reserve) available for general corporate purposes, up to Five Hundred Thousand Dollars ($500,000) is reserved for the issuance of a letter of credit. The amount of any letters of credit issued by the Bank on behalf of the Company reduces the amount available to be advanced under the Revolving Credit Commitment.

     1.2 The following definitions are hereby added to Section 1.1 of the
Agreement:

     "Bond Reserve" shall mean a reduction in the amount available to be advanced under the Revolving Credit Commitment calculated as follows: On each March 1, June 1 and September 1 (each a "Reserve Determination Date"), an amount equal to twenty-five percent (25%) of the principal amount of the Bonds to be redeemed under the Redemption Notice (as defined in the Reimbursement Agreement) then in effect shall be determined (the "Quarterly Reserve"). The Bank shall then reduce the amount available to be advanced by the Quarterly Reserve; the total Bond Reserve shall be the sum of all of the Quarterly Reserves during the year; upon reimbursement to the Bank by the Company, the Bond Reserve shall be eliminated until the next Reserve Determination Date.

     "Pledge Agreement" shall mean a pledge agreement in the form and content satisfactory to the Bank pursuant to which the Company will pledge to the Bank all of the issued and outstanding capital stock of Q/T owned by the Company to the Bank as security for the Indebtedness.

     "Q/T Term Loan Commitment Amount" shall mean Five Million Two Hundred Thousand Dollars ($5,200,000).

     "Q/T Term Loan" shall mean any Borrowing under Section 2.3 of the Agreement, evidenced by the Q/T Term Note and made pursuant to Section 2.1.4.

     "Q/T Term Note" shall mean any promissory note of the Company evidencing the Q/T Term Loan, in the form of Exhibit A to the First Amendment, as it may be amended or modified from time to time, together with any promissory note or notes in exchange or replacement therefor.

     "Subordinated Debt" shall mean indebtedness of the Company to third parties which has been subordinated to the Indebtedness pursuant to a subordination agreement in form and content satisfactory to the Bank.

     "Subordination Agreement" shall mean a subordination agreement in the form and content satisfactory to the Bank making all present and future indebtedness of the Company to Propart Corporation relating to the Stock Purchase subordinate to the Indebtedness.



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     "Tangible Effective Net Worth" shall mean, as of any applicable date of determination, Tangible Net Worth plus Subordinated Debt.

     1.3 The definitions of "Guarantor Mortgage," "Guarantor Premises," "Mortgage Commitment," "Mortgage Loan," and "Mortgage Note" are hereby deleted from the Agreement.

     1.4 Section 2.1.4 of the Agreement is deleted in its entirety and the following Section 2.1.4 is substituted therefor:

         2.1.4 Q/T Term Loan Commitment. Upon satisfaction of the conditions contained in Sections 3.1, 3.2 and 3.4 of the Agreement, at any time prior to February 1, 1998, the Bank agrees, subject to the terms and conditions of the Agreement, to make the Q/T Term Loan to the Company, in such amounts as the Company requests pursuant to Section 2.3, in an amount not to exceed the Q/T Term Loan Commitment Amount.

     1.5 Section 2.2.4 of the Agreement is deleted in its entirety and the following Section 2.2.4 is substituted therefor:

         2.2.4 Q/T Term Note. The Q/T Term Loan shall be evidenced by the Q/T Term Note payable to the order of the Bank in an amount equal to the Q/T Term Loan.

     1.6 Section 2.4.3 of the Agreement is deleted in its entirety and the following Section 2.4.3 is substituted therefor:

         2.4.3 Quoted Rate Borrowings. All Quoted Rate Borrowings shall be for the entire outstanding principal amount of the Term Loan, the Q/T Term Loan or each Equipment Term Loan.

     1.7 Section 2.5.2 of the Agreement is deleted in its entirety and the following Section 2.5.2 is substituted therefor:

         2.5.2 Maturity Date. The outstanding principal balance (together with accrued interest thereon) of the Term Loan, the Q/T Term Loan and any Equipment Term Loans shall be due and payable on the respective Maturity Date.

     1.8 Section 2.6.4 of the Agreement is deleted in its entirety and the following Section 2.6.4 is substituted therefor:

         2.6.4 Q/T Term Loan Commitment. Effective January 31, 1998, the Q/T Term Loan Commitment shall be terminated if Borrower has not completed the Stock Purchase.

     1.9 Section 2.8.2 of the Agreement is deleted in its entirety and the following Section 2.8.2 is substituted therefor:

         2.8.2  Quoted Rate Election.

              (a) Term Loan. The Company may elect to have the entire outstanding principal balance of the Term Loan bear interest at a Quoted Rate for the Applicable Interest Period by delivering to the Bank an appropriate Notice of Borrowing confirming the Quoted Rate as provided in Section 2.3 of the Agreement.

              (b) Q/T Term Loan. The Company may elect to have the entire outstanding principal balance of the Q/T Term Loan bear interest at a Quoted Rate for the Applicable Interest Period by delivery to the Bank an appropriate Notice of Borrowing confirming the Quoted Rate as provided in Section 2.3 of the Agreement.

              (c) Equipment Term Loan. The Company may elect to have the entire principal balance of any Equipment Term Loan as of a Conversion Date bear interest at a Quoted Rate for the Applicable Interest Period by delivering to the Bank an appropriate Notice of Borrowing confirming the Quoted Rate as provided in Section 2.3 of the Agreement.

     1.10 Section 3.4 of the Agreement is deleted in its entirety and the following Section 3.4 is substituted therefor:



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         3.4 Additional Conditions for the Q/T Term Loan. in to the requirements set forth in Article III, the obligation of the Bank to make the Q/T Term Loan is subject to receipt by the Bank of the following documents and completion of the following matters, in form and substance satisfactory to the Bank:

         3.4.1 Documents Executed and Filed. The Company shall have executed (or caused to be executed) and delivered to the Bank the following:

              (i)  the Q/T Term Note; and

              (ii) either: (a) the Stock Pledge, or (b) the Subordination Agreement.

         3.4.2 Stock Purchase Complete. The Stock Purchase shall have been completed on terms and conditions acceptable to the Bank and the Bank shall have been provided with a complete copy of the documentation related to the Stock Purchase.

     1.11 Section 4.1.4 of the Agreement is deleted in its entirety and the following Section 4.1.4 is substituted therefor:

         4.1.4 Q/T Term Loan. The Company shall pay to the Bank the principal amount of the Q/T Term Loan, unless accelerated pursuant to the terms of this Agreement, in not more than sixty (60) equal installments on the first day of each consecutive calendar month, beginning no later than March 1, 1998. All outstanding principal and accrued interest shall be due and payable on the Maturity Date.

     1.12 Section 7.5 of the Agreement is deleted in its entirety and the following Section 7.,5 is substituted therefor:

         7.5 Maintain Tangible Net Worth. On a consolidated basis, maintain a Tangible Net Worth for it of not less than Twenty-six Million Dollars ($26,000,000).

                                    ARTICLE 2
                             TERM LOAN/MORTGAGE LOAN

     2.1 Term Loan. By September 30, 1997, the Company provided the Bank with an acceptable appraisal as requested in Section 2.6.2 of the Agreement. Therefore, there was no reduction in the Term Loan under Section 2.6.2.

     2.1 Mortgage Loan. The Company elected not to take any disbursement of the Mortgage Loan. Therefore, the Mortgage Loan Commitment terminated September 30, 1997, and no Mortgage Loan was made.

                                    ARTICLE 3
                                   OTHER TERMS

     Except as specifically amended above, all of the terms and conditions of the Agreement shall remain in full force and effect.

                                    ARTICLE 4
                                   CONDITIONS

     The obligations of the Bank under this First Amendment are subject to the occurrence, prior to or simultaneously with the first borrowing hereunder, of each of the following conditions, any or all of which may be waived in whole or in part by the Bank in writing.

     4.1 Documents Executed. The Borrower shall have executed and delivered to the Bank this First Amendment, the Q/T Term Note, the Stock Pledge Agreement, the Subordination Agreement, and an affirmation of the Guaranty in the form of Exhibit B to this First Amendment.



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     4.2 Preparation Fees. The Company agrees to pay to the Bank the amount of the expenses (including without limit reasonable attorneys' fees and disbursements) incurred by the Bank from time to time in connection with the preparation of this First Amendment and related instruments.

     4.3 Approval of Bank Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this First Amendment or incidental thereto and all other related legal matters shall have been satisfactory to and approved by Miller, Canfield, Paddock and Stone, counsel to the Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.


                                     ARTICLE
                                 5MISCELLANEOUS

     5.1 Successors. The First Amendment shall be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators.

     5.2 Governing Law. This First Amendment will be governed by and construed in accordance with the internal laws of Michigan. The parties hereto select the state and federal court of appropriate jurisdiction in Michigan as the sole proper forums having jurisdiction over all disputes arising from or in connection herewith. The parties hereto consent to be subject to jurisdiction of the courts of Michigan with respect to any such dispute.

     5.3 Severability. If any part of this First Amendment is declared invalid or unenforceable, such provision may be changed to the extent reasonably necessary to make the provision, as changed, legal, valid and binding. If any provision hereof is declared invalid or unenforceable in its entirety, the other provisions hereof will not be affected, but will remain in full force and effect.

     5.4 Counterparts. This First Amendment may be signed in counterparts, all of which together will be deemed an original.

     5.5 Entire Agreement; Amendment. This First Amendment and the agreements referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof. This First Amendment may be amended only by a written instrument executed by all parties hereto.






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     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date set forth in the introductory paragraph of this First Amendment.

                  BANK:

                  COMERICA BANK

                  By:
                     --------------------------------

                  Its:
                      -------------------------------

                  BORROWER:

                  AUTOCAM CORPORATION


                  By:
                     --------------------------------

                  Its:
                      -------------------------------



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                                    EXHIBIT A

                                  Q/T TERM NOTE


$5,200,000.00                                                  December 22, 1997


     FOR VALUE RECEIVED, the undersigned promises to pay to the order of COMERICA BANK (the "Bank") at any office of the Bank, the principal sum of Five Million Two Hundred Thousand and 00/100 Dollars ($5,200,000.00) in consecutive monthly installments as provided in that certain Revolving Credit Loan Agreement dated June 27, 1997 (the "Loan Agreement"), which Loan Agreement, as it may be amended from time to time, is by this reference incorporated herein and made a part hereof, beginning February 1, 1998, and on the first day of each month thereafter, with all outstanding principal and accrued but unpaid interest due and payable on January 1, 2003.

     The unpaid principal amount of this Note shall bear interest at the rate provided in the Loan Agreement.

     This Note is the Q/T Term Note referred to in the First Amendment to Loan Agreement.

     This Note is secured as described in the Loan Agreement, to which reference is made for, among other things, the conditions under which this Note may be accelerated. The Bank is hereby granted a security interest in all property of the undersigned at any time in the possession of the Bank or any Affiliate (as defined in the Agreement) of the Bank (or as to which the Bank or any Affiliate of the Bank at any time controls possession by documents or otherwise) and in all balances of deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of the undersigned from time to time with the Bank or any Affiliate of the Bank.

     If an Event of Default (as defined in the Loan Agreement) occurs and is not cured within the time, if any, provided for by the Loan Agreement, the Bank may exercise any one or more of the rights and remedies granted by the Loan Agreement or any document contemplated thereby or given to a secured party under applicable law, including without limit the right to accelerate this Note and any other Indebtedness (as defined in the Loan Agreement), and may set off against the principal of and interest on this Note or against any other Indebtedness (i) any amount owing by the Bank to the undersigned, (ii) any property of the undersigned at any time in the possession of the Bank or any Affiliate of the Bank and (iii) any amount in any deposit or other account (including without limit an account evidenced by a certificate of deposit) of the undersigned with the Bank or any Affiliate of the Bank.

     The undersigned and all accommodation parties, guarantors and endorsers (i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any accommodation party, guarantor or endorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including, but not limited to, court costs and reasonable attorney fees, whether in-house or outside counsel is used and whether such costs and expenses are incurred al or informal collection actions, federal bankruptcy proceedings, appellate proceedings, probate proceedings, or otherwise). This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

     To the extent not defined in this Note, capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement.



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     IN WITNESS WHEREOF, the undersigned has executed this Note as of the 22nd day of December, 1997.


                  AUTOCAM CORPORATION


                  By
                    --------------------------------
                  Its
                     --------------------------------





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                                    EXHIBIT B

                             AFFIRMATION OF GUARANTY

     The undersigned hereby ratify and confirm their prior Guaranty in favor of Comerica Bank (the "Bank"), dated June 27, 1997 (the "Guaranty"), whereunder they guaranteed the indebtedness of Autocam Corporation, a Michigan corporation, of 4070 East Paris, S.E., Grand Rapids, Michigan 49512 (the "Borrower") in accordance with the terms contained in said Guaranty, and represent and warrant to the Bank that said Guaranty remains in full force and effect, is valid and binding in accordance with its terms, that they have no defenses to the enforceability thereof and that said Guaranty runs in favor of the Bank. The undersigned acknowledge and agree that the Borrower is incurring additional indebtedness from the Bank, including indebtedness and obligations pursuant to a Reimbursement Agreement dated as of December 1, 1997, relating to The Michigan Strategic Fund Variable Rate Demand Limited Obligation Revenue Bonds (Autocam Corporation Project), Series 1997, and the Q/T Term Loan in the amount of Five Million Two Hundred Thousand Dollars ($5,200,000). The undersigned have obtained such information as they desire as to the affairs of the Borrower and understand that the Bank has no duty or obligation, now or in the future, to supply them with any information whatsoever concerning the Borrower. The undersigned furthermore understand and agree that the giving of this affirmation at this time does not create an obligation on the Bank to obtain an affirmation in the future or affect the terms of the Guaranty as expressed therein, and that the failure of the Bank to obtain such an affirmation in the future shall not at any time affect the validity of the Guaranty. The failure of the Bank to obtain an affirmation from any other guarantor of the Borrower shall not at any time affect the validity of the Guaranty.

     Dated:  December 22, 1997.

AUTOCAM PAX, INC.                                 AUTOCAM SOUTH CAROLINA, INC.


By                                                By
  ----------------------------                      ----------------------------
Its                                               Its
   ----------------------------                      ---------------------------


AUTOCAM LASER TECHNOLOGIES, INC.                  AUTOCAM ACQUISITION, INC.


By                                                By
  ----------------------------                      ----------------------------

Its                                               Its
   ----------------------------                      ---------------------------





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